As filed with the Securities and Exchange Commission on August 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PARK-OHIO HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1867219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6065 Parkland Boulevard, Cleveland, Ohio 44124
(Address of Principal Executive Offices Including Zip Code)
Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As
Amended and Restated As Of May 28, 2009)
(Full Title of the Plan)
Robert D. Vilsack
Secretary and General Counsel
Park-Ohio Holdings Corp.
6065 Parkland Boulevard
Cleveland, Ohio 44124
(Name and Address of Agent For Service)
(440) 947-2000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, $1.00 par value per share	450,000	$6.56	$2,952,000	$164.73

(1)	Represents the maximum number of shares of Common Stock of the Registrant, par value $1.00 per share (“Common Stock”), issuable pursuant to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 28, 2009) (the “Plan) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the adjustments upon changes of capitalization provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Global Select Market on August 17, 2009, within five business days prior to filing.

PART II
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-15
EX-23.1
EX-24

     The contents of the registration statements on Forms S-8 (Registration Nos. 333-110536, 333-58161 and 333-137540), as filed with the Securities and Exchange Commission on November 17, 2003, June 30, 1998 and September 22, 2006, respectively, to register shares of common stock, par value $1.00 per share (the “Common Stock”), of Park-Ohio Holdings Corp., an Ohio corporation (the “Registrant”), to be issued under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 28, 2009) (the “Plan”), are hereby incorporated by reference in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 450,000 shares of Common Stock under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
     The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Mr. Robert D. Vilsack. Mr. Vilsack is the Secretary and General Counsel of the Registrant. As of June 30, 2009, Mr. Vilsack held 25,000 shares of Common Stock and had been granted options to purchase another 45,000 shares of Common Stock.
Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.4	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407), filed on June 16, 1998

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 28, 2009) (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp., filed on June 3, 2008 (File No. 000-03134))

15	Letter from Ernst & Young LLP regarding unaudited interim financial information

23.1	Consent of Ernst & Young LLP

23.2	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 21st day of August, 2009.

Park-Ohio Holdings Corp.
By:	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

*	*

Edward F. Crawford Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	Jeffrey L. Rutherford Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*	*

Matthew V. Crawford President and Director	James W. Wert Director

*	*

Ronna Romney Director	Kevin R. Greene Director

*	*

Patrick V. Auletta Director	Dan T. Moore, III Director

*
A Malachi Mixon, III Director

*    Robert D. Vilsack, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

August 21, 2009	By:	/s/ Robert D. Vilsack
Robert D. Vilsack, Secretary
And General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.4	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407), filed on June 16, 1998

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 28, 2009) (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp., filed on June 3, 2008 (File No. 000-03134))

15	Letter from Ernst & Young LLP regarding unaudited interim financial information

23.1	Consent of Ernst & Young LLP

23.2	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney